                                                                  EXHIBIT (2b)

     MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU

Date Received                                            (FOR BUREAU USE ONLY)





Name
 Elaine M. Godfrey
Address
 2000 2nd Avenue, Room 2412
City            State           ZIP Code
 Detroit       Michigan          48226              EFFECTIVE DATE:

DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE


                        CERTIFICATE OF SHARE EXCHANGE
     FOR USE BY DOMESTIC PROFIT OR FOREIGN ACQUIRING PROFIT CORPORATIONS
           (Please read information and instructions on last page)

Pursuant to the provsions of Act 284, Public Acts of 1972 (profit corporations), the undersigned corporations execute the following Certificate:

1. a. The name of each corporation whose shares will be acquired and its corporation identification number is:

        The Detroit Edison Company                      285-655
                                                           -

    b. The name of the surviving (new) corporation and its corporation identification number is:

        DTE Energy Company                              232-099


2. The manner and basis of exchanging the shares to be acquired as set forth in the plan of exchange:

    The manner and basis of exchange shares is set forth in Article II of the Agreement and Plan of Exchange, which is attached hereto and incorporated herein.


3.  (Complete for any foreign corporation only)

    This share exchange is permitted by the laws of the state of      N/A
                                                                  ____________
    the jurisdiction under which _____________________________________________
                                          (name of foreign corporation)

    is organized and the plan of share exchange was adopted and approved by such corporation pursuant to and in accordance with the laws of that jurisdiction.

4. (Complete only if an effective date is desired other than the date of filing. This date must be no more than 90 days after receipt by the administrator).

    The share exchange shall be effective on the 1st day of January, 1996.

5.  (Complete applicable section for each constituent corporation)

    a. The plan of share exchange has been adopted by the Board of Directors of the following corporations in accordance with Section 702 of the
        Act:

        The Detroit Edison Company - January 23, 1995
        DTE Energy Company - January 26, 1995

    b. The plan of share exchange was approved by the shareholders of the following constituent corporations in accordance with Section 703a:

        The Detroit Edision Company - April 24, 1995
        DTE Energy Company - December 11, 1995


6. The plan of share exchange will be furnished by the acquiring corporation, on request and without cost, to any shareholder of any constituent corporation.




                Signed this 19th day of December, 1995.

                           DTE Energy Company
                ____________________________________________________________
                           (Name of Corporation)

                           John E. Lobbia                    Chairperson
                By _________________________________________________________
                           (Only signature of:  President, Vice-President,
                                  Chairperson or Vice-Chairperson)



                Signed this 19th day of December, 1995.

                           The Detroit Edison Company
                ____________________________________________________________
                                    (Name of Corporation)

                           John E. Lobbia                    Chairperson
                By _________________________________________________________
                           (Only signature of:  President, Vice-President,
                                 Chairperson or Vice-Chairperson)